SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 9, 2003

LIONBRIDGE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-26933	04-3398462
(State or Other Jurisdiction Incorporation)	(Commission File Number)	(I.R.S. Employer of Identification No.)

950 WINTER STREET
WALTHAM, MASSACHUSETTS		02451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (781) 434-6000

ITEM 5. Other Events.

On September 9, 2003, the Registrant, Mountain Acquisition Corp. (“MAC”), Mentorix Technologies, Inc. (“Mentorix”) and the shareholders of Mentorix executed an Agreement and Plan of Reorganization (the “Agreement”) providing for the acquisition of Mentorix by MAC, a wholly-owned subsidiary of the Registrant, for approximately $21.3 million, net of cash of approximately $7.0 million that will be acquired with the business. Pursuant to the Agreement and subject to the terms and conditions set forth therein, MAC will be merged (the “Merger”) with and into Mentorix, and as a result of the Merger, Mentorix will become a wholly-owned subsidiary of the Registrant. The transaction, which is subject to customary closing conditions, is expected to close within the next several weeks.

The Agreement is filed herewith as Exhibit 2.1. The foregoing description is qualified in its entirety by reference to the full text of such exhibit.

The Registrant issued a press release on September 10, 2003 reporting that it intends to acquire Mentorix. The Press Release is filed herewith as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 2.1 – Agreement and Plan of Reorganization among Registrant, Mountain Acquisition Corp., Mentorix Technologies, Inc. and the shareholders of Mentorix Technologies, Inc. dated as of September 9, 2003.

Exhibit 99.1 – Press Release of September 10, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LIONBRIDGE TECHNOLOGIES, INC.
(Registrant)

/s/ STEPHEN J. LIFSHATZ
Stephen J. Lifshatz

Senior Vice President and Chief Financial Officer

September 10, 2003

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